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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 14, 2003

Commission File Number: 1-9759

IMC Global Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3492467 (I.R.S. Employer Identification No.)

100 South Saunders Road
Lake Forest, Illinois 60045
(847) 739-1200
(Address and telephone number, including area code, of Registrant's principal executive offices)

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Item 5.   Other Events and Regulation FD Disclosure.

IMC Global Inc. is reaffirming and updating prior guidance for 2003 second quarter results from continuing operations and clarifying previously disclosed items in the quarter in connection with the commencement of a financing.

Prior guidance issued June 2, 2003 was that second quarter results from continuing operations should be approximately breakeven, including an anticipated pre-tax, pre-minority interest gain of approximately $12.3 million (equivalent to an estimated after-tax gain of 6 cents per share) from the pending sale of the Port Sutton marine terminal but excluding a significantly unfavorable non-cash loss from the impact of foreign currency translation.

The Company is reaffirming that second quarter operating results from its continuing IMC PhosFeed and IMC Potash businesses should be essentially in line with the prior guidance, which computed to a loss of about 6 cents per diluted share before the expected Port Sutton gain, and primarily reflected the impact of a disappointing U.S. spring season for phosphate and potash volumes coupled with increased raw material costs.  Second quarter net sales are expected to decline by approximately 8 percent versus the prior-year quarter.

Second quarter results from continuing operations are now expected to be higher than prior guidance, reflecting the following items: (1) the sale of Port Sutton will now not occur in the second quarter, as previously forecasted; (2) a pre-tax gain of approximately $50 million from two transactions with Compass Minerals Group announced on June 23, 2003; and (3) a non-cash, pre-tax loss from foreign currency translation of about $28 million, or 17 cents per diluted share, due to the strengthening of the Canadian dollar.

In view of a non-binding letter of intent to sell its remaining IMC Chemicals discontinued operations, the Company has reevaluated projected proceeds and now intends to record a predominantly non-cash charge in the second quarter to reflect a reduction in expected proceeds to a minimal amount.

IMC Global anticipates it will report 2003 second quarter and first half results on Thursday, July 24.

All statements, other than statements of historical fact, contained in this Current Report on Form 8-K constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are based on current expectations; actual results may differ materially.  Such forward-looking statements include statements regarding quarterly and annual results for 2003 and expectations regarding the phosphate market recovery and raw material pricing.  These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and Company plans and objectives to differ materially from those expressed in the forward-looking statements.  Such risks and uncertainties include those set forth in the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2002 filed pursuant to the Exchange Act and other risk factors reported from time to time in the Company's reports under the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC Global Inc.
Robert M. Qualls Robert M. Qualls Vice President and Controller (on behalf of the Registrant and as Chief Financial Officer)

Date:  July 14, 2003